UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2009

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On May 20, 2009 Astoria Financial Corporation (the “Company”) issued a press release, a copy of which is included herein as exhibit 99.1, announcing the voting results of its Annual Meeting of Shareholders (the “Annual Meeting”) held on May 20, 2009.  At the Annual Meeting, shareholders overwhelmingly voted to re-elect directors, Denis J. Connors, Thomas J. Donahue and Gerard C. Keegan, each for a three year term.  It further announced that shareholders approved an amendment to the Astoria Financial Corporation Executive Officer Annual Incentive Plan and ratified the appointment of its independent registered public accounting firm for the 2009 fiscal year.

Additionally, upon the close of the regular Board of Directors meetings of Astoria Financial Corporation and its wholly owned subsidiary, Astoria Federal Savings and Loan Association (“Astoria Federal”), each held following the Company’s annual shareholders meeting on May 20, 2009, pursuant to the Bylaws of both the Company and Astoria Federal, Mr. Andrew  M. Burger reached mandatory retirement from the Boards of Directors of the Company and Astoria Federal.

The Board of Directors of the Company, at its meeting held on March 18, 2009, designated, pursuant to the Bylaws of the Company, that the number of directors of the Company would, effective upon the close of the regular Board of Directors meeting of the Company held on May 20, 2009, be reduced from ten to nine directors, abolishing the seat previously held by Mr. Burger.

Similarly, The Board of Directors of Astoria Federal, at its meeting held on March 18, 2009, amended the Bylaws of Astoria Federal, effective upon the close of the regular Board of Directors meeting of Astoria Federal held on May 20, 2009, reducing the number of directors of Astoria Federal from ten to nine directors, abolishing the seat previously held by Mr. Burger.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1                                Press release dated May 20, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

Dated: May 20, 2009	By:	/s/ Peter J. Cunningham
Peter J. Cunningham
First Vice President and Director of Investor Relations

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EXHIBIT INDEX
Exhibit Number	Description

99.1	Press release dated May 20, 2009